Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT



                                                              Percentage of
                                       Jurisdiction of     Voting Stock Owned
                 Name                   Incorporation        by the Company

Central Securities Corporation              Maine                   100.0
Cumberland Securities Corporation           Maine                   100.0
Maine Industries, Inc.*                     Maine                   100.0
The Union Water-Power Company               Maine                   100.0
Maine Electric Power Company, Inc.          Maine                    78.3
Kennebec Hydro Resources, Inc.              Maine                   100.0
NORVARCO                                    Maine                   100.0
CMP International Consultants               Maine                   100.0
Aroostook Valley Electric Company           Maine                   100.0
MaineCom Services                           Maine                   100.0
TeleSmart                                   Maine                   100.0

*Maine Industries, Inc. is inactive.